AGREEMENT OF SETTLEMENT

      This Agreement of Settlement (the "Agreement") is entered into this day of March 2005 (the "Closing Date"), by and among Tissera, Inc. (the "Company") and the investors set forth on Exhibit A (the "Investors").

                              W I T N E S S E T H:

      WHEREAS, the Company and the Investors entered into a Subscription Agreement dated March 18, 2004 (the "March 2004 Closing Date") whereby the Investors, in consideration of an aggregate purchase price of $5,500,000, purchased an aggregate of shares (the "March 2004 Shares") of the Company's common stock, 3,142,858 Class A Common Stock Purchase Warrants ("Class A Warrants") exercisable at $3.75 for a period of one year from the effective date of the Form SB-2 Registration Statement, 3,142,858 Class B Common Stock Purchase Warrants ("Class B Warrants") exercisable at $4.50 for a period of two years from the March 2004 Closing Date, and 3,142,858 Class C Common Stock Purchase Warrants ("Class C Warrants") exercisable at $6.00 for a period of three years from the March 2004 Closing Date;

      WHEREAS, due to various actions taken by the former CEO of the Company, a dispute has arisen between the Company and the Investors and the Investors have threatened to commence legal action to enforce their rights;

      WHEREAS, in order to settle the aforementioned dispute the Company has agreed to restructure the Class A Warrants, the Class B Warrants and the Class C Warrants and issue the investors a Class D Common Stock Purchase Warrant ("Class D Warrants") to purchase an amount of shares equal to 200% of the March 2004 Shares exercisable at $0.15 per share commencing on the date of issuance for a period of one (1) year from the effective date of the Form SB-2 Registration Statement (the "Form SB-2") to be filed registering the shares of common stock underlying the Class A Warrants and the Class D Warrants; and

      WHEREAS, the Company and the Investors will execute a general mutual release in favor of each other.

      NOW, THEREFORE, in consideration of the covenants, payments, and agreements set forth in this Agreement, the Company and the Investors intending to be legally bound thereby, and hereby warranting that they each have the capacity and authority to execute this Agreement, it is agreed by and among the undersigned parties, that all of the claims asserted (or which could have been asserted) by the Investors are hereby settled and compromised on the following terms and conditions, to wit:

      1. Compromise. In consideration for entering into the general mutual releases as set forth in Section 2 of this Agreement, the Company and the Investors agree as follows:

      (i) The exercise price of the Class A Warrants, Class B Warrants and Class C Warrants will be reduced to $0.50 per share;

      (ii) The term of the Class A Warrants will be extended to one (1) year from the effective date of the Form SB-2;

      (iii) The Company shall issue and sell to the Investors Class D Warrants, a form of which is attached hereto as Exhibit C, to purchase an amount of shares as set forth on Exhibit A, exercisable at $0.15 per share commencing on the date of issuance for a period of one (1) year from the effective date of the Form SB-2; and

      (iv) The Company shall file with the Commission not later than sixty (60) days after the Closing Date (the "Filing Date"), and diligently cause to be declared effective within ninety (90) days after the Filing Date (the "Actual Effective Date"), the Form SB-2 in order to register the shares of common stock underlying the Class A Warrants and the Class D Warrants (the "Registrable Securities") for resale and distribution under the Securities Act of 1933, as amended; provided; however, if certain events outside of the control of the Company occur, such as an extended review of the Form SB-2 by the Securities and Exchange Commission, then the Actual Effective Date may be extended at the sole discretion of the Company. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Investors, pro rata, and not issued, employed or reserved for anyone other than each such Investor.

      2. Release. The parties shall execute general mutual releases in favor of each other in the form annexed hereto as Exhibit B.

      3. Binding Agreement. The terms of this Agreement are binding upon and inure to the benefit of each of the parties hereto, their respective successors, assigns, dependents, and all other related persons, affiliates or associates.

      4. Headings. The captions of the paragraphs and sections of this Agreement are provided solely for convenience, and are not intended to, and in fact, shall not affect the substance or meaning of this Agreement.

      5. Representation. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.

      6. Investor's Representations and Warranties. Each Investor hereby represents and warrants to and agrees with the Company only as to such Investor that:

      (i) Information on Investor. The Investor is, and will be at the time of the exercise of any of the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants (collectively, the "Warrants"), an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933 (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Investor to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed issuance pursuant to this Agreement. The Investor has the authority and is duly and legally qualified to acquire and own the Warrants and the shares of common stock issuable upon exercise of the Warrants (collectively, the "Securities").

      (ii) Compliance with Securities Act. The Investor understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Investor contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

      (iii) Legend. The shares of common stock underlying the Warrants shall bear the following or similar legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TISSERA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

      (iv) Warrants Legend. The Warrants shall bear the following or similar legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TISSERA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

      7. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

      8. Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party, which will not be unreasonably withheld.

      9. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

      IN WITNESS WHEREOF, the parties have read and executed this Agreement as of the date and year first above written. TISSERA, INC.


By: __________________________
Name: Amos Eiran
Title:  Acting CEO

ALPHA CAPITAL AKTIENGESELLSCHAFT            WHALEHAVEN FUNDS LIMITED


By: _________________________________       By: ________________________________
Name:                                       Name:
Title:                                      Title:


STONESTREET LIMITED PARTNERSHIP             GENESIS MICROCAP INC.


By: _________________________________       By: ________________________________
Name:                                       Name:
Title:                                      Title:


VERTICAL VENTURES, LLC                      GENERATION CAPITAL ASSOCIATES


By: _________________________________       By: ________________________________
Name:                                       Name:
Title:                                      Title:


OMEGA CAPITAL SMALL CAP FUND, LTD.


By: _________________________________       ____________________________________
Name:                                       WAYNE SOKER
Title:


GREENWICH GROWTH FUND LIMITED               COUNTRYWIDE PARTNERS LLC


By: _________________________________       By: ________________________________
Name:                                       Name:
Title:                                      Title:


PLATINUM PARTNERS VALUE                     PLATINUM PARTNERS GLOBAL
ARBITRAGE FUND LP                           MACROFUND LP


By: _________________________________       By: ________________________________
Name:                                       Name:
Title:                                      Title:


BODNER FAMILY FOUNDATION                    JM INVESTORS


By: _________________________________       By: ________________________________
Name:                                       Name:
Title:                                      Title:


      [SIGNATURE PAGE TO THE AGREEMENT OF SETTLEMENT DATED MARCH [ ], 2005]

PROFESSIONAL TRADERS FUND, LLC              CAPE MAY INVESTORS INC.


By: _________________________________       By: ________________________________
Name:                                       Name:
Title:                                      Title:


GREENWOOD PARTNERS LP                       BRISTOL INVESTMENT FUND, LTD.


By: _________________________________       By: ________________________________
Name:                                       Name:
Title:                                      Title:



      [SIGNATURE PAGE TO THE AGREEMENT OF SETTLEMENT DATED MARCH [ ], 2005]

                                    EXHIBIT A

------------------------------------------------------------------------
SUBSCRIBER                                                    D WARRANTS
------------------------------------------------------------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT                              1,142,856
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
------------------------------------------------------------------------
WHALEHAVEN FUNDS LIMITED                                        142,858
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373
------------------------------------------------------------------------
STONESTREET LIMITED PARTNERSHIP                                 514,286
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario M5H 4A6, Canada
Fax: (416) 956-8989
------------------------------------------------------------------------
GENESIS MICROCAP INC.                                           228,572
483 Green Lanes
London N13 4BS, England
Attn: Lawrence S. Gibbons
Fax: 011-087-0127-5687
------------------------------------------------------------------------
VERTICAL VENTURES, LLC                                          685,714
641 Lexington Avenue, 26th Floor
New York, NY 10022
Fax: (212) 207-3452
------------------------------------------------------------------------
GENERATION CAPITAL ASSOCIATES                                   240,000
1085 Riverside Trace
Atlanta, GA 30328
Fax: (404) 257-3125
------------------------------------------------------------------------
OMEGA CAPITAL SMALL CAP FUND, LTD.                              228,572
5516 14th Avenue
Brooklyn, NY 11219
Fax: (718) 435-7584
------------------------------------------------------------------------
BRISTOL INVESTMENT FUND, LTD.                                   800,000
Caledonia House, Jennett Street
George Town, Grand Cayman
Cayman Islands
Fax: (323) 468-8307
------------------------------------------------------------------------
WAYNE SOKER                                                     114,286
55 Shaw Road
Chestnut Hill, MA 02467
Fax: (617) 264-7179
------------------------------------------------------------------------
GREENWICH GROWTH FUND LIMITED                                   114,286
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373
------------------------------------------------------------------------
COUNTRYWIDE PARTNERS LLC                                        114,286
152 West 57th Street, (54)th Floor
New York, NY 10019
Fax: (212) 581-0002
------------------------------------------------------------------------
PLATINUM PARTNERS VALUE ARBITRAGE FUND LP                       971,428
152 West 57th Street, (54)th Floor
New York, NY 10019
Fax: (212) 581-0002
------------------------------------------------------------------------

------------------------------------------------------------------------
SUBSCRIBER                                                    D WARRANTS
------------------------------------------------------------------------
PLATINUM PARTNERS GLOBAL MACROFUND LP                           228,572
152 West 57th Street, (54)th Floor
New York, NY 10019
Fax: (212) 581-0002
------------------------------------------------------------------------
BODNER FAMILY FOUNDATION                                        114,286
152 West 57th Street, (54)th Floor
New York, NY 10019
Fax: (212) 581-0002
------------------------------------------------------------------------
JM INVESTORS                                                    145,714
152 East 9th Street
Lakewood, NJ 08701
Fax: (732) 905-9049
------------------------------------------------------------------------
PROFESSIONAL TRADERS FUND, LLC                                  300,000
1400 Old Country Road, Suite 206
Westbury, NY 11590
Fax: (516) 228-8083
------------------------------------------------------------------------
CAPE MAY INVESTORS INC.                                         100,000
312 Central Avenue
Cape May Point, NJ 08212
Fax: (215) 886-5487
------------------------------------------------------------------------
GREENWOOD PARTNERS LP                                           100,000
261 Old York Road, Suite 424
Jenkintown, PA 19046
Fax: (215) 886-5487
------------------------------------------------------------------------

                                    EXHIBIT B

      To all to whom these Present shall come or may Concern, Know That

      ______________                                                as RELEASOR,

in consideration of the sum of: Ten Dollars and no cents ($10.00) and other valuable consideration received from

      Tissera, Inc.                                                 as RELEASEE,

receipt whereof is hereby acknowledged, releases and discharges

      Tissera, Inc.

                  the RELEASEE, RELEASEE'S directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons; provided, however, the aforementioned shall in no way be deemed to include Dr. Vicki Rabenou, the RELEASEE's former CEO and director, from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE(S), the RELEASOR, RELEASOR'S directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing with respect to the matters relating to or that has or may have arisen from the purchase of the securities issued in connection with the private placement of the RELEASEE in March 2004 by the RELEASOR from the beginning of the world to the day of the date of this RELEASE.

      The words RELEASOR and RELEASEE include all releasors and all releasees under this RELEASE.

      This RELEASE may not be changed orally.

      In Witness Whereof, the RELEASOR has hereunto set RELEASOR'S hand and seal on the ___ day of _______________, 2005


                                               _________________________________


                                               By: _____________________________
                                               Name:
                                               Title:

      To all to whom these Present shall come or may Concern, Know That

      TISSERA, INC.                                                 as RELEASOR,

in consideration of the sum of: Ten Dollars and no cents ($10.00) and other valuable consideration received from

      ________________________                                      as RELEASEE,

receipt whereof is hereby acknowledged, releases and discharges

      ________________________

                  the RELEASEE, RELEASEE'S directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons, from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE(S), the RELEASOR, RELEASOR'S directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing with respect to the matters relating to or that has or may have arisen from the purchase of the securities issued in connection with the private placement of the RELEASEE in March 2004 by the RELEASOR from the beginning of the world to the day of the date of this RELEASE.

      The words RELEASOR and RELEASEE include all releasors and all releasees under this RELEASE.

      This RELEASE may not be changed orally.

      In Witness Whereof, the RELEASOR has hereunto set RELEASOR'S hand and seal on the ____ day of ________________, 2005


                                              Tissera, Inc.

                                              By: ______________________________
                                              Name: Amos Eiran
                                              Title: Acting CEO



                                       11